Exhibit 99(j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Auditors” and “Financial Statements” in the combined Statement of Additional Information in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., and to the incorporation by reference of our reports dated February 11, 2004 on the Core Plus Fixed Income Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Equity Growth Portfolio, Global Franchise Portfolio, Global Value Equity Portfolio, High Yield Portfolio, International Magnum Portfolio, Mid Cap Growth Portfolio, Money Market Portfolio, Small Company Growth Portfolio, Technology Portfolio, U.S. Mid Cap Value Portfolio, U.S. Real Estate Portfolio, and Value Portfolio (sixteen of the portfolios comprising The Universal Institutional Funds, Inc.) included in the 2003 Annual Reports to Shareholders.

ERNST & YOUNG LLP

Boston, Massachusetts

April 19, 2004